Exhibit 99.3

Diametrics Medical, Inc.
Pro Forma Condensed Combined Balance Sheet
June 30, 2006
(Unaudited)

	Diametrics Medical, Inc.	Vanguard Synfuels LLC	Adjustments		References	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$84,476	$49,516	$28,240,000 (18,664,075 (450,000	) )	(1) (2) (3)	$9,259,917
Investments	—	1,006,833				1,006,833
Accounts receivable	—	143,194				143,194
Prepaid expenses and other current assets	33,331	34,986				68,317
Inventory	—	391,239				391,239
Total current assets	117,807	1,625,768				10,869,500
Property and equipment, net	—	3,036,551	1,277,818		(2)	4,314,369
Other assets	22,309	8,500				30,809
Intangible assets, net	—	—	4,527,000 (811,600)		(2) (2)	3,715,400
Goodwill	—	—	71,207,293		(2)	71,207,293
Total Assets	$140,116	$4,670,819	$85,326,436			$90,137,371

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$184,706	$445,000	246,111		(2)	$875,817
Accrued interest	39,863	—				39,863
Accrued expenses	152,146	212,425	226,857		(2)	591,428
Lines of credit	—	2,171,975				2,171,975
Notes payable to bank	—	1,500,000				1,500,000
Notes payable to related parties	—	759,990				759,990
Total current liabilities	376,715	5,089,390				5,939,073
Long-term liabilities: Deferred tax liabilities	—	—	2,258,070		(2)	2,258,070
Convertible subordinated debt	140,193	—				140,193
Total liabilities	516,908	5,089,390				8,337,336
Shareholders’ equity (deficit):
Preferred stock at par	41,018	—	2,850 4,300		(1) (2)	48,168
Members interest	—	1,963,242	(1,963,242)		(2)	--
Common stock, $.01 par value	417,717	—				417,417
Additional paid-in capital	176,535,100	—	28,237,150 55,194,127		(1) (2)	259,966,377
Accumulated deficit	(177,370,627)	(2,381,813)	2,381,813 (450,000 (811,600	) )	(2) (3) (4)	(178,632,227)
Total shareholders’ equity	(376,792)	(418,571)				81,800,035
Total Liabilities & Shareholders’ Equity	$140,116	$4,670,819	$85,326,436			$90,137,371

See accompanying notes

Diametrics Medical, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2006
(Unaudited)

	Diametrics Medical, Inc.	Vanguard Synfuels LLC	Pro Forma Adjustments	References	Pro Forma Combined
Sales	$—	$377,395	$—		$377,395
Cost of sales	—	633,543	—		633,543
Gross profit (loss)	—	(256,148)	—		(256,148)
Operating expenses:
Selling, general and administrative	198,380	662,453	450,000	(3)	1,310,833
Amortization of intangible assets	—	—	811,600	(4)	811,600
Total operating expenses	198,380	662,453	—		2,122,433
Operating loss	(198,380)	(918,601)	—		(2,378,581)
Other income (expense)
Interest expense	(164,417)	(78,193)			(242,610)
Interest income	1,737	—	—		1,737
Other, net	14,984	108,570	—		123,554
Net loss available to common shareholders	$(346,076)	$(888,224)	$(1,261,600)		$(2,495,900)
Net loss per share	$(0.88)				$(6.49)
Weighted average number of common shares outstanding	384,467				384,467

See accompanying notes

Diametrics Medical, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)

	Diametrics Medical, Inc.	Vanguard Synfuels LLC	Adjustments	References	Pro Forma Combined
Sales	$—	$—	—		$—
Cost of sales	—	—	—		—
Gross profit (loss)	—	—			—
Operating expenses:
Research and development	477,432	571,608	—		1,049,040
Selling, general and administrative	1,515,723	1,747,120	900,000	(3)	4,162,843
Amortization of intangible assets	—	—	1,623,200	(4)	1,623,200
Restructuring charges	93,314	—	—		93,314
Total operating expenses	2,086,469	2,318,728			6,298,397
Operating loss	(2,086,469)	(2,318,728)	—		(6,928,397)
Other income (expense)
Interest expense	(7,891,364)	(86,057)	—		(7,977,421)
Loss on change in fair value of derivatives	(701,347)	—	—		(701,347)
Gain on sale of property, plant and equipment	—	2,545,241	—		2,545,241
Other, net	647,505	36,956	—		684,461
Net loss available to common shareholders	$(10,031,675)	$177,412	$(2,523,200)		$(12,377,463)
Net loss per share	$(28.56)				$(35.24)
Weighted average number of common shares outstanding	351,218				351,218

See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

On September 20, 2006, Diametrics Medical, Inc. (the “Company” or “Diametrics”) entered into a Contribution Agreement (“Contribution Agreement”), whereby it has acquired 100% of the outstanding equity interests of Vanguard Synfuels, LLC (“Vanguard”). Upon completion of the acquisition, Vanguard became a wholly-owned subsidiary of the Company. The preliminary estimated purchase price is as follows:

Consideration paid:
Net cash paid to selling shareholders	$17,699,378
Value assigned to the of Series K convertible preferred stock	34,441,000
Direct acquisition costs	21,271,872
Total	$73,412,250

The acquisition of Vanguard is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon preliminary fair values at the date of acquisition. Estimates for identifiable intangible asset consist of customer relationships and are being determined based on valuations which require significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates. The preliminary fair values assigned to fixed assets and land are based upon appraisals. The remaining assets and liabilities are based upon their historical carrying value which approximates market value. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The purchase price and fair value estimates for the purchase price allocations may be refined as additional information becomes available. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Cash	$125,373
Accounts receivable, net	145,458
Inventory	243,228
Plant and equipment	3,589,000
Land	709,400
Other assets	28,200
Customer relationships	4,527,000
Goodwill	71,207,293
Accounts payable	(677,782)
Accrued liabilities	(299,481)
Line of credit	(1,667,379)
Notes payable to bank	(1,500,000)
Notes payable to related parties	(759,990)
Deferred income tax liabilities	(2,258,070)
Total	$73,412,250

The fixed assets are estimated to be depreciated from the date of acquisition with estimated useful lives ranging from three to twenty years. The customer relationship is considered an intangible asset and is expected to be amortized over the estimated life of five years.

For financial reporting purposes, the Company utilized the quoted closing market price of $3.10 per share resulting in the recognition of $71,207,293 of goodwill. The Company also incurred direct acquisition costs totaling $21,271,872. Included in the direct acquisition costs are the fair value of warrants to purchase up to 6,500,000 shares of common stock granted to M.A.G. Capital, LLC (“MAG”), the largest single beneficial owner of the Company’s equity securities. These warrants were granted in exchange for MAG’s assignment of the rights they held to acquire Vanguard. The Company also paid MAG a cash due-diligence fee of $435,000, incurred legal and other direct costs of $249,721 and paid $714,976 in transaction bonuses to certain officers of Vanguard. Management applied the guidance set forth under SFAS 141, paragraph 24 to determine its accounting for direct acquisition costs. The Company accounted for the issuance of the warrants in accordance with SFAS No. 123R “Share-Based Payment” and utilized the quoted market price of $3.10 per share as of September 20, 2006 to value the securities which resulted in a fair value of $19,872,178.

The Company estimated the fair value of the Vanguard business and net assets to be $22.4 million using the discounted cash flow method. The Company then assessed the carrying amount of the resulting goodwill to the fair value of Vanguard and determined such amount exceeded the implied fair value. Since the carrying value of the goodwill at the date of acquisition is greater than the implied fair value an impairment of goodwill in the amount of $51,012,250 is necessary.

The goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes.

The unaudited pro forma combined condensed balance sheet was prepared assuming the acquisition closed on June 30, 2006. The unaudited pro forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods and for the six months ended June 30, 2006 and the year ended December 31, 2005. These statements should be read in conjunction with the historical consolidated financial statements and related notes in Diametric’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB for the three-month period ended June 30, 2006. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Diametrics and Vanguard and the related notes thereto.

The columns captioned “Diametrics” represent the balance sheet of Diametrics as of June 30, 2006 and the related statements of operations for the year ended December 31, 2005 (inception) and for the six months ended June 30, 2006. The columns captioned “Vanguard” represent the balance sheet of Vanguard as of June 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006.

The unaudited pro forma combined condensed balance sheet and statements of operations of Diametrics have been prepared to give effect to the following pro forma adjustments which are deemed to be directly attributable to the acquisition of Vanguard:

1.	The sale of 2,850 shares of Series J preferred stock for gross proceeds $28,500,000 (with estimated net proceeds of $28,240,000 after transaction costs of $260,000);

2.
The acquisition of 100% of the outstanding membership interest of Vanguard for $17,699,378, payment of transaction bonuses of $714,976, estimated direct transaction costs of $21,271,872 and the issuance of an aggregate of 4,300 shares of Series K Convertible Preferred Stock to Darrell Dubroc and Tim Collins in exchange for their 20% membership interest in Vanguard valued at $34,441,100;

3.
Payments to OPA under the management services agreement dated September 20, 2006 with pro forma totals of $450,000 and $900,000 for the six months and twelve months ended June 30, 2006 and December 31, 2005, respectively; and

4.
Amortization of new identifiable intangible assets over their respective estimated useful lives, totaling $811,600 and $1,623,200 for the six months and twelve months ended June 30, 2006 and December 31, 2005, respectively.

The Company has also identified nonrecurring charges that are directly attributable to the acquisition of Vanguard which are not contemplated in the pro forma condensed combined financial statements presented herein. A description and estimated financial statement impact of these transactions include:

•
Issuance of common stock warrants to Ocean Park Advisors, LLC (“OPA”) to purchase up to 4,827,921 shares of common stock in connection with its waiver of certain anti-dilution provisions related to the Series I Convertible Preferred Stock, resulting in a charge to operations of $14,807,934;

•	Re-payment of loans from certain members of Vanguard totaling $759,990;

•
Issuance of stock options to purchase 2,069,169 shares of common stock to OPA for management services to the Company after the Acquisition, including but not limited to the duties of Chief Executive Officer by W. Bruce Comer III and Chief Financial Officer by Heng Chuk, resulting in a charge to operations of $6,043,606; and

•	A charge to operations totaling $51,012,250 representing the impairment of goodwill on the date of the Acquisition.